Exhibit 5.2

October 22, 2021

Nissan-Infiniti LT LLC

One Nissan Way

Franklin, TN 37067

Re:	Nissan-Infiniti LT LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for Nissan-Infiniti LT LLC, a Delaware limited liability company (the “Company”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Formation of the Company, dated March 31, 2021 (the “LLC Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 31, 2021;

(b) The Limited Liability Company Agreement of the Company, dated as of April 1, 2021 (excluding the exhibits thereto, the “Base LLC Agreement”), executed by NILT LLC, as the sole member, Nissan Motor Acceptance Company LLC, as the Administrator (as defined therein), U.S. Bank National Association, as the Titling Company Registrar (as defined therein), and Kevin P. Burns, as the Independent Manager (as defined therein);

(c) A form of the 2021-A Series Supplement to Base LLC Agreement, to be executed on October 26, 2021 (the “Series Supplement” and together with the Base LLC Agreement, the “LLC Agreement”);

(d) A form of the Nissan-Infiniti LT LLC – Series 2021-A Certificate, to be executed on October 26, 2021 (the “Series Certificate”) attached to the Series Supplement; and

Nissan-Infiniti LT LLC

October 22, 2021

(e) A Certificate of Good Standing for the Company, dated October 22, 2021, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Upon execution and delivery of the Series Supplement pursuant to the terms of the Base LLC Agreement, the Company will have the power and authority under the Base LLC Agreement and the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “Act”), to execute, deliver and perform its obligations under the Series Certificate, and the Series Certificate will be duly authorized by the Company.

2. Under the Act, upon issuance by the Company against payment as contemplated by the Registration Statement and the LLC Agreement, the Series Interests represented by the Series Certificate will be validly issued, and the holders of such Series Interests will have no obligation solely by reason of their ownership of such Series Interests to make any further payments for the purchase of such Series Interests or contributions to the Company.

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

A. With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the originals of those documents, (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein, and (v) in connection with the documents of which we have received a form, that all blanks contained in such documents have been properly and appropriately completed, and optional provisions included in such documents have been properly and appropriately selected.

Nissan-Infiniti LT LLC

October 22, 2021

B. We have assumed (i) that the LLC Certificate and the Base LLC Agreement are, and the LLC Certificate and the LLC Agreement will be, in full force and effect and have not been and will not be amended, (ii) that no event of dissolution or termination, as applicable, of the Company or any series of the Company has or will have occurred, and there are and will be no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution, division, liquidation or termination of the Company or any series of the Company, (iii) that each series of the Company, the Company and each of the parties to the documents examined by us are and will be duly organized, formed or established, as the case may be, and validly existing in good standing under the laws of the jurisdiction governing is organization, formation or establishment, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) except to the extent provided in paragraph 1 above, that each of the parties to the documents examined by us has and will have the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) except to the extent provided in paragraph 1 above, that each of the parties to the documents examined by has and will have duly authorized, executed and delivered such documents, (vii) that the Series Certificate will be executed by manual signature of an Authorized Officer of the Company on behalf of the Company, and will be authenticated by an Authorized Officer of the Titling Company Registrar on behalf of the Titling Company Registrar, (viii) that upon the issuance of the Series Certificate, the LLC Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the formation, operation, dissolution and termination of the Company and the applicable series of the Company, and that the LLC Agreement and the LLC Certificate will be in full force and effect, (ix) that each of the requirements set forth in Section 5.1(c) of the Base LLC Agreement will be satisfied in connection with the issuance of the Series Certificate and the Series Interests represented thereby, (x) that the Company will provide notice of the issuance of the Series Certificate, and the Series Interests represented thereby, to the Titling Company Registrar, and the Titling Company Registrar will record such issuance in the Certificate Register, and (xi) that separate and distinct records for each series of the Company have, at all times, been and will, at all times, be maintained and the records maintained for each series of the Company have, at all times, accounted for and will, at all times, account for the assets associated with such series separately from the other assets of the Company or any other series of the Company.

C. We have not participated in the preparation of any offering material relating to the Company or any series of the Company (other than this opinion) and assume no responsibility for the contents of any such material (other than this opinion).

D. This opinion is limited to the laws of the State of Delaware that are currently in effect (excluding the tax, insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Nissan-Infiniti LT LLC

October 22, 2021

E. The opinions expressed above are subject to the effect of (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) public policy, (iii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iv) judicial imposition of an implied covenant of good faith and fair dealing, and (v) Sections 18-215(b)(7), 18-215(b)(10), 18-218(b)(7), 18-218(b)(10), 18-607 and 18-804 of the Act.

F. In rendering the opinions expressed above, we express no opinion (i) concerning the right or power of a member or manager of the Company or a series of the Company to apply to or petition a court to decree a dissolution or termination of the Company or such series pursuant to Sections 18-802, 18-215 or 18-218 of the Act, (ii) with respect to provisions of a document reviewed by us that apply to a Person that is not a party to such document, (iii) with respect to transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, or (iv) with respect to the limitation on liabilities of the Company and the separate series of the Company as provided in Section 18-215(b) and 18-218(b) of the Act.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form SF-3 (registration No. 333-258304) filed with the Securities and Exchange Commission on July 30, 2021, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on September 13, 2021, as further amended by Amendment No. 2 thereto, filed with the Securities and Exchange Commission on October 12, 2021 (as so amended, the “Registration Statement”). We also consent to the use of our name in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JJN/RSK